SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2009

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2009, Jeffry D. Frisby was elected as President and Chief Operating Officer of Triumph Group, Inc. (the “Registrant”).  Prior thereto, for a period in excess of five years, Mr. Frisby served as Group President of the Registrant’s Aerospace Systems Group.  Mr. Frisby serves on the Board of Directors of Quaker Chemical Corporation.

There will be no immediate change to Mr. Frisby’s compensation.  However, the Registrant will pay for temporary housing and will reimburse Mr. Frisby for moving expenses incurred in connection with his relocation to Pennsylvania.

Also on July 23, 2009, Richard C. Ill was elected as Chairman of the Registrant, continuing as Chief Executive Officer, and David Kornblatt was promoted to Executive Vice President from Senior Vice President, continuing as Chief Financial Officer and Treasurer.

The press release dated July 27, 2009 announcing these management changes is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.03                                           Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On July 23, 2009, the Registrant’s Board of Directors amended and restated its By-Laws.  The effective date of the Amended and Restated By-Laws was July 23, 2009.  The Amended and Restated By-Laws removed the range of the size of the Registrant’s Board of Directors, added the position of Chairman as an officer of the Registrant, and clarified certain provisions regarding indemnification.  The Amended and Restated By-Laws are filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Triumph Group, Inc.

99.1	Press Release dated July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2009		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Triumph Group, Inc.

99.1	Press release dated July 27, 2009.